                                                                      EXHIBIT 12
                                                       FORM 10-Q for the Quarter
                                                            Ended March 31, 1997
                                                                File No. 1-11237

                    AT&T CAPITAL CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF RATIO OF EARNINGS TO
                                 FIXED CHARGES*
                             (Dollars in Thousands)
                                   (Unaudited)



                                                             For the
                                                         Three Months Ended
                                                           March 31, 1997
                                                         ------------------

Earnings from continuing operations:

Income before income taxes                                    $ 12,315

Add:  Fixed charges included in income before
 income taxes                                                  107,361
                                                              --------

Total earnings from continuing operations, as adjusted         119,676
                                                              --------

Total fixed charges*                                          $107,361
                                                              ========

Ratio of earnings to fixed charges                                1.11
                                                              ========


* Fixed charges include interest on indebtedness and a portion of rentals representative of the interest factor.